UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2005

KANSAS GAS AND ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

KANSAS	1-7324	48-1093840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 208, Wichita, Kansas	67201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (316) 261-6611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KANSAS GAS AND ELECTRIC COMPANY

Section 8. Other Events

Item 8.01. Other Events.

On January 18, 2005, Westar Energy, Inc., our sole shareholder, issued a press release announcing that restoration efforts related to the January 4 and 5, 2005 ice storm will cost an estimated $38 million to $42 million on a consolidated basis. Of this estimated amount, Westar Energy expects $6 million to $8 million to be accounted for as capital expenditures and the balance to be accounted for as maintenance expenditures.

While the ice storm effected substantially all of Westar Energy’s and our service territory, respectively, the storm was especially intense in the City of Wichita, Kansas and the surrounding areas, most of which are included in our service territory. As a result, we estimate that, of the $38 million to $42 million estimate announced by Westar Energy, we will incur $31 million to $35 million of costs related to the ice storm. Of this estimated amount, we expect $5.5 million to $7.5 million to be accounted for as capital expenditures and the balance to be accounted for as maintenance expenditures.

We, together with Westar Energy, plan to seek an order from the Kansas Corporation Commission permitting us to accumulate and defer for recovery storm-related maintenance expenditures. In the past, the Commission has permitted companies to preserve for recovery costs incurred in similar situations.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1	Westar Energy, Inc. Press Release dated January 18, 2005

The information contained in this report is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Forward-looking statements: Certain matters discussed in this Current Report on Form 8-K are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we “believe,” “anticipate,” “expect,” “likely,” “estimate,” “intend” or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals. Any forward-looking statement speaks only as of the date such statement was made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kansas Gas and Electric Company

Date:	January 19, 2005	By:	/s/ Larry D. Irick
		Name:	Larry D. Irick
		Title:	Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
Exhibit 99.1	Westar Energy, Inc. Press Release dated January 18, 2005